                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

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     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Sonic Foundry
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[Logo]                         SONIC FOUNDRY, INC.
                                1617 Sherman Ave.
                            Madison, Wisconsin 53704

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 9, 2002

     The Annual Meeting of Stockholders of SONIC FOUNDRY, INC. will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on May 9, 2002 at 9:00 a.m. local time for the following purposes:

1.   To elect one director to hold office for a term of five years.

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending September 30, 2002.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of Common Stock at the close of business on March 22, 2002 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

     Please complete and return the enclosed proxy in the envelope provided or, for shareholders receiving a mailing from ADP, you may also follow the instructions on the proxy card to vote by telephone or over the Internet whether or not you intend to be present at the meeting in person.

                                           By Order of the Board of Directors,
                                           /s/Kenneth A. Minor

                                           Kenneth A. Minor
                                           Secretary

Madison, Wisconsin
April 5, 2002

                      _____________________________________

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, for shareholders receiving a mailing from ADP, you may also follow the instructions on the proxy card to vote by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.

                      _____________________________________

                               SONIC FOUNDRY, INC.
                               1617 Sherman Avenue
                                Madison, WI 53704

                                                                  March 25, 2002

                                 PROXY STATEMENT

     The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (the "Company"), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2007; and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending September 30, 2002. In the event that a nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Proxies may also be voted by telephone or over the Internet by following the instructions on the proxy card, if you received your mailing from ADP. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 5, 2002.

     Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on March 22, 2002. On that date, we had outstanding and entitled to vote 27,012,016 shares of Common Stock.

                        PROPOSAL 1: ELECTION OF DIRECTOR

     Our Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-fifth the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Our Articles of Incorporation provide that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at six. One seat on the Board of Directors, currently held by Rimas P. Buinevicius, has been designated as a Class IV Board seat, with the term of the director occupying such seat expiring as of the Annual Meeting. Mr. Buinevicius will stand for re-election at this Annual Meeting.

     Mr. Buinevicius is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Buinevicius would serve until the 2007 Annual Meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

Nominee for Director for a Five-Year term expiring on the 2007 Annual Meeting

Rimas P. Buinevicius

     Mr. Buinevicius, age 39, has been our Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. In addition to his organizational duties, Mr. Buinevicius is a recognized figure in the rich media industry focused on the convergence of technology, digital media and entertainment. Mr. Buinevicius joined the Company in 1994 as General Manager and Director of Marketing. Prior to joining the Company, Mr. Buinevicius spent the majority of his professional career in the fields of biomedical and industrial control research and development. Mr. Buinevicius earned an M.B.A. degree from the University of Chicago; a Master's degree in Electrical Engineering from the University of Wisconsin, Madison; a Bachelor's degree in Electrical Engineering from the Illinois Institute of Technology, Chicago; and is a recipient of Ernst and Young's Entrepreneur of the Year award.

     The election of the Class 4 Director requires the approval of a plurality of the votes cast by holders of the shares of the Company's common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election.

     The Board of Directors unanimously recommends a vote FOR the election of Mr. Buinevicius as a Class 4 Director.

                         DIRECTORS CONTINUING IN OFFICE

FREDERICK H. KOPKO, JR.                                     Term Expires in 2006

     Mr. Kopko, age 46, has been our Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. Mr. Kopko practices in the area of corporate law. He has been a Director of Butler International, Inc. since 1985 and a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

ARNOLD B. POLLARD                                           Term Expires in 2005

     Mr. Pollard, age 59, has been a Director of the Company since December 1997 and a Director of Firebrand Financial Group since August 1996. From 1993 until January 2002, he was the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For over 25 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Since 1996, Mr. Pollard has served as a Director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization. He also serves on the advisory board of PeopleTrends. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economics Systems from Stanford University.

DAVID C. KLEINMAN                                           Term Expires in 2004

     Mr. Kleinman, age 66, has been a Director of the Company since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Acorn Funds since 1972 (of which he is also chair of the Audit Committee and a member of the Committee on the Investment Advisory Agreement), a Director since 1984 of the Irex Corporation, a contractor and distributor of insulation materials (where he is non-executive chair of the Board of Directors), a Director since 1994 of Wisconsin Paper and Products Company, a jobber of paper and paper products, with operations in Milwaukee and Madison, a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee), a Director since 2000 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he is chair of the Audit Committee and a member of the Compensation Committee) and a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company. Mr. Kleinman received a B.S. in mathematical statistics and a Ph.D. in business from the University of Chicago.

MONTY R. SCHMIDT                                            Term Expires in 2003

     Mr. Schmidt, age 38, has been our President since March 1994 and a Director since February 1994. Throughout his tenure at Sonic Foundry, Mr. Schmidt has spearheaded a variety of engineering and strategic initiatives that have helped grow the Company from the one-person startup he founded in 1991. In addition to acting as an industry liaison, Mr. Schmidt is responsible for managing and facilitating technology development and utilization throughout the company's three operating divisions. Prior to joining the Company, Mr. Schmidt served in software and hardware engineering capacities for companies in the medical and food service equipment industries. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison. Mr. Schmidt is a co-founder of the Company.

CURTIS J. PALMER                                            Term Expires in 2003

     Mr. Palmer, age 32, has been our Chief Technology Officer since January 1997 and a Director since February 1994. Mr. Palmer is a recognized technology visionary who oversees the Company's engineering and advanced research efforts. Serving as the primary architect for the Company's full product line offering, Mr. Palmer is instrumental in maintaining an advanced market position for the Company's technology offering. Prior to joining the Company, Mr. Palmer served in various engineering capacities for Microsoft in the Multimedia Technologies group, where he worked on Windows operating system support for multimedia applications and was responsible for assisting third party Windows driver developers in their development of communications, network and drivers for Windows. Mr. Palmer studied software engineering at the Oregon Institute of Technology. Mr. Palmer is a co-founder of the Company.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors met five times during the fiscal year ended September 30, 2001 ("Fiscal 2001"). The Board of Directors has three standing committees, the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee. The Company does not have a nominating committee of the Board of Directors.

     The Audit Committee consists of Messrs. Kopko, Pollard and Kleinman. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met three times in Fiscal 2001.

     The Executive Compensation Committee consists of Messrs. Kopko, Pollard and Kleinman. The Executive Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Committee is also responsible for establishing objective, formula-based performance goals, as well as subjective goals and certifying such goals as having been met. The Executive Compensation Committee met one time in Fiscal 2001.

     The Stock Option Committee, which was formed in January 1999, consists of Messrs. Pollard and Kleinman. The Stock Option Committee makes recommendations to the Board with respect to the amount and terms of stock options to be granted to employees (other than executive officers). The Stock Option Committee met one time in Fiscal 2001.

     Each member of the Board attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he served and held during the period for which he was a Board or Committee member, respectively.

                             DIRECTORS COMPENSATION

     Each Non-Employee Director of the Company receives (i) a fee of $1,500 for each Board or Board Committee meeting attended, and (ii) a fee of $850 for each Board or Board Committee meeting in which such Director participates by telephone. In the fiscal year ended September 30, 2001, the total amount of such compensation paid to Non-Employee Directors was $28,200. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

     Pursuant to the Non-Employee Directors' Stock Option Plan, we grant to each non-employee director who is reelected or who is continuing as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 20,000 shares of Common Stock. Options were granted pursuant to the Non-Employee Directors' Stock Option Plan on May 24, 2001 (the annual meeting date) to purchase an aggregate of 60,000 shares of the Company's common stock. On December 20, 2000 we granted each outside director additional options to purchase 40,000 shares of common stock pursuant to the 1999 Non-Qualified Stock Option Plan. The exercise price of each stock option is equal to the market price of Common Stock on the date the stock option is granted. Stock options issued under the Non-Employee Directors' Stock Option Plan generally will vest fully on the first anniversary of the date of grant and expire after ten years. An aggregate of 600,000 shares are reserved for issuance under the Non-Employee Directors' Stock Option Plan.

     If any change is made in the stock subject to the Non-Employee Directors Stock Option Plan, or subject to any option granted thereunder, the Non-Employee Directors Stock Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

     The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

                     PROPOSAL 2: RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP ("E&Y") as independent auditors to audit our financial statements for the year ending September 30, 2002, and has further directed that management submit the selection of independent accountants for certification by the stockholders at the annual meeting. E&Y has been our auditors since September 1997. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

     Stockholder ratification of the selection of E&Y as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The ratification of the appointment of E&Y as independent auditors requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of E&Y requires a majority of the shares cast.

     The Board of Directors unanimously recommends a vote FOR Proposal 2 ratifying the appointment of E&Y as independent auditors for the Company.

                       Relations with Independent Auditors

     E&Y has served continuously as our independent auditors since 1997. As stated in Proposal 2, the Board has selected E&Y to serve as our independent auditors for the fiscal year ending September 30, 2002.

     Audit services performed by E&Y for fiscal 2001 consisted of the examination of our financial statements, review of quarterly results, and services related to filings with the Securities and Exchange Commission (SEC). We also retained E&Y to perform certain other tax and consultative services. All fees paid to E&Y were reviewed and considered for independence by the Audit Committee.

                       Fiscal 2001 Audit Firm Fee Summary

     During Fiscal 2001, we retained our principal auditor, E&Y, to provide services in the following categories and amounts:

             Audit Fees                                 $ 126,430
             Tax Related                                   55,230
             Other Fees                                     2,500


                        REPORT OF THE AUDIT COMMITTEE/1/

     The Audit Committee of the Board of Directors is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is an oversight committee and is not involved in the operations of the Company; consequently, it must, by its nature, rely upon management's representations and on the representations of the independent auditors. The Audit Committee's oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

     It is the responsibility of the Audit Committee to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

___________________

/1/ The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In June 2000, the Audit Committee adopted a written charter governing the operations of the Audit Committee. The charter requires that no member of the Audit Committee have a relationship that may interfere with the exercise of his or her independence from management and the Company, that all Audit Committee members be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee, and that at least one member shall have accounting or related financial management expertise. In addition, the Audit Committee has reviewed the listing standards of the National Association of Securities Dealers and determined that each member has satisfied those requirements.

     We discussed the audited financial statements for the year ended September 30, 2001 with management. We reviewed with E&Y, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. In addition, we have discussed E&Y's independence from management and the Company including matters set forth in the written disclosures required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with the Audit Committee.

     We discussed with E&Y the overall scope and plans of their audit. We met with E&Y, as the Company's independent auditors, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. We held three meetings during Fiscal 2001.

     Relying on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

                 Frederick H. Kopko, Jr.
                 Arnold B. Pollard
                 David C. Kleinman


                        EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

     Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See "Nominee for Director".)

     Monty R. Schmidt is our President and a Director. (See "Directors Continuing in Office".)

     Curtis J. Palmer is our Chief Technology Officer and a Director. (See "Directors Continuing in Office".)

     Kenneth A. Minor, age 40, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service where he was responsible for financial, treasury and investor relations functions. Prior to 1993, Mr. Minor served in various senior accounting and financial positions for public and private corporations as well as the international accounting firm of Deloitte Haskins and Sells. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

     Ted J. Lingard, age 37, has been our Senior Vice President - General Manager Media Services since March 2001, General Manager Media Services starting in March 2000 through March 2001 and Vice President of Operations from September 1999 to March 2001. Mr. Lingard is in charge of managing the development of next generation digital media services for the Company's entertainment clientele. From 1989 to September 1999, Mr. Lingard was employed by Advanced Input Devices, a custom electronics manufacturer, in various manufacturing, engineering, and sales management capacities, including Sales Engineering Manager, International Business Manager, and Director of Manufacturing Engineering. Mr. Lingard has a Bachelors Degree in Mechanical Engineering from the University of Wisconsin, a Masters degree in Mechanical Engineering from the University of Maryland and a M.B.A. from Gonzaga University.

     Bradley W. Reinke, age 39, has been our Senior Vice President - General Manager Product Software since March 2001, Vice President of Sales and Marketing from December 2000 to March 2001 and Vice President of Sales from October 1999 to December 2000. From August 1998 to October 1999, Mr. Reinke was employed by Universal Studios - Music and Video Distribution Company as Vice President of Sales. From September 1993 to July 1998 Mr. Reinke held various positions including Regional Sales Manager and Director of Sales for Buena Vista Home Video, a division of the Walt Disney Company. Mr. Reinke has a B.B.A. in marketing from the University of Wisconsin - Whitewater.

     Krishna V. Pendyala, age 39, has been our Senior Vice President of Strategy and Consulting since October 2001. Previously, Mr. Pendyala served as Chief Technical Officer and co-founder for MediaSite, Inc. from 1996 to October 2001 when the Company acquired its assets. He is a multimedia software designer with over 15 years experience developing informational and learning applications. He was the Assistant Director of the National Science Foundation sponsored Informedia project - networked full-content searchable digital video library - at Carnegie Mellon University's School of Computer Science, a. From 1990 to 1995, Mr. Pendyala served as Founder and President of Visual Symphony, Inc., an award-winning software company that specialized in networked, interactive multimedia applications designed to enhance human performance. He has been a consultant to Boeing, Blue Cross Blue Shield, CSX, Sealand, and USX among others. Mr. Pendyala also serves as an advisor to UNESCO on multimedia infrastructure and training. Mr. Pendyala has a B.S. degree in Civil Engineering from the Indian Institute of Technology and an M.S. degree in Educational Media, TV & Film from Indiana State University.

     Howard J. Affinito, age 45, has been our Senior Vice President - General Manager Media Systems since December 2001. From January 2001 to December 2001 Mr. Affinito was a Vice President with printCafe Systems, a print e-procurement company where he was responsible for sales, business development and strategy. From June 1999 to December 2000 he was Vice President and General Manager for MediaSite. From February 1994 to June 1999 Mr. Affinito worked for CBS Corporation in various senior management capacities including Assistant General Counsel of CBS/Westinghouse Broadcasting and a Business Affairs Manager/Station Manager for the CBS Television Stations Division. Mr. Affinito has B.A. and J.D. degrees from the University of Pittsburgh.

     Christopher C. Cain, age 33, has been our Vice President-General Counsel since December 2000 and our Assistant Secretary since February 2001. Mr. Cain was our Corporate Counsel from July 2000 to November 2000. From September 1998 to July 2000, Mr. Cain was an attorney at the law firm of Foley & Lardner, Madison, WI. From 1996 to September 1998, Mr. Cain was an attorney at the law firm of Oppenheimer Wolff & Donnelly, LLP, Minneapolis, MN. Prior to practicing law, Mr. Cain was a C.P.A. for Arthur Andersen, LLP, Minneapolis, MN. Mr. Cain has a J.D. degree from the University of Minnesota Law School and a B.B.A. in accounting from the University of Wisconsin, Madison. Mr. Cain also holds a C.P.A. license from the State of Minnesota.

     Jeffrey S. Hackel, age 35, has been our Vice President - Human Resources of the Company since February 2000 and was our Director of Human Resources from July 1998 to February 2000. From January 1992 to July 1998, Mr. Hackel was employed in various human resource management capacities at TDS TELECOM, a national telecommunications company providing local, long distance and Internet services. Mr. Hackel has a B.A. degree from the University of Wisconsin - Madison and holds a Senior Professional Human Resources certification.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table shows information known to us about the beneficial ownership of our Common Stock as of March 22, 2002, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table ("Named Executive Officers"), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 1617 Sherman Avenue, Madison, Wisconsin 53704.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after March 22, 2002, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

     Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.

                                                              Number of Shares of
                                                                     Class             Percent
              Name of Beneficial Owner(1)                     Beneficially Owned    of Class (2)
              ---------------------------                     ------------------    ------------
     Common Stock
     Monty R. Schmidt (3)                                          3,251,419            12.0%
     Curtis J. Palmer(4)                                           3,248,449            12.0
     Omicron Partners, L.P. (5)                                    2,285,714             7.8
     Rimas P. Buinevicius(6)                                       1,799,680             6.5
     Zero Stage Capital Associates VI Limited Partnership
        101 Main Street, 17th Floor
        Cambridge, MA 02142-1519                                   1,470,508             5.4
     Frederick H. Kopko, Jr.(7)
        20 North Wacker Drive
        Chicago, IL 60606                                            363,192             1.3
     Bradley Reinke (8)                                              271,568             1.0
     Ted J. Lingard (9)                                              264,522             *
     Arnold B. Pollard(8)
        733 Third Avenue
        New York, NY 10017                                           152,745             *
     David C. Kleinman(8)
        1101 East 58/th/ Street
        Chicago, IL 60637                                            100,000             *
     All Executive Officers and Directors as a Group
        (13 persons)(10)                                           9,867,285            33.8%

*    less than 1%

(1) The Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2) Applicable percentages are based on 27,012,016 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)  Includes 108,283 shares subject to Presently Exercisable Options.
(4)  Includes 105,313 shares subject to Presently Exercisable Options.
(5) Consists of 1,632,653 shares of Common Stock which Omicron Partners, L.P. ("Omicron Partners") has the right to acquire upon conversion of our 10% Convertible Note due 2004 and 653,061 shares of our Common Stock which Omicron Partners has the right to acquire upon exercise of a warrant. Based on publicly available information reported on February 15, 2002, (i) Omicron Capital, L.P. ("Omicron Capital") serves as investment subadvisor to Omicron Partners, and by reason of such relationship, may be deemed to share dispositive power over the shares of Common Stock listed as beneficially owned by

     Omicron Partners; (ii) Omicron Capital, Inc. ("OCI") serves as general partner of Omicron Capital, and by reason of such relationship, may be deemed to share dispositive power over the shares of Common Stock listed as beneficially owned by Omicron Capital; (iii) Oliver Morali ("Morali") serves as president and is a director and stockholder of OCI, and by reason of such relationships, may be deemed to share dispositive power over the shares of Common Stock listed as beneficially owned by OCI; (iv) Grove Management Limited ("Grove") serves as general partner of Omicron Partners, and by reason of such relationship, may be deemed to share voting and dispositive power over the shares of Common Stock listed as beneficially owned by Omicron Partners; (v) Grove is wholly owned by Winchester Fiduciary Services Limited ("WFSL"), and by reason of such relationship, may be deemed to share voting and dispositive power over the shares of Common Stock listed as beneficially owned by Grove; (vi) WFSL is wholly owned by Winchester Global Trust Company Limited ("WGTCL"), and by reason of such relationship, may be deemed to share voting and dispositive power over the shares of Common Stock listed as beneficially owned by WFSL; and
     (vii) WGTCL may be deemed to be controlled by Oliver Lewnowski ("Lewnowski"), and by reason of such control, may be deemed to share voting and dispositive power over the shares of Common Stock listed as beneficially owned by WGTCL. The address of Omicron Partners is c/o Olympia Capital International, Inc., Williams House, 20 Reid Street, Hamilton HM11, Bermuda. The addresses of Omicron Capital, OCI and Morali are 153 E. 53rd Street, 45th Floor, New York, New York 10022. The addresses of Grove, WSFC, WGTCL, and Lewnowski are c/o Winchester Fiduciary Limited, Williams House, 20 Reid Street, Hamilton HM11 Bermuda.
(6)  Includes 616,666 shares subject to Presently Exercisable Options.
(7) Includes an aggregate of 80,000 warrants exercisable within sixty (60) days of the date hereof and 100,000 Presently Exercisable Options.
(8)  Consists of shares subject to Presently Exercisable Options.
(9)  Includes 259,666 shares subject to Presently Exercisable Options.
(10) Includes an aggregate of 2,013,143 shares subject to Presently Exercisable Options and 180,000 warrants exercisable within sixty (60) days of the date hereof.

                           SUMMARY COMPENSATION TABLE

       The following table sets forth all cash compensation we paid during the fiscal year ended September 30, 2001 to our Chief Executive Officer and our four other most highly compensated executive officers ("Named Executive Officers").

                               Annual Compensation
                               -------------------

                                                                                     Long Term
                                                                                    Compensation
                                                                                    ------------
                                                                          Other      Awards of
                                                                         Annual      Securities       All Other
                                                                         Compen-     Underlying        Compen-
   Name and Principal Position       Year        Salary       Bonus     sation(1)      Option          sation
-------------------------------------------------------------------------------------------------------------------
Rimas P. Buinevicius                 2001      $ 201,654           -    $ 9,731       110,000           _
Chief Executive Officer and          2000        221,154     $70,000      7,033             -           _
   Chairman                          1999        125,000      25,000      4,360        20,000           _

Bradley W. Reinke                    2001        159,808      65,000      4,247       183,000           _

Senior Vice President - General      2000        145,303           -            -       30,000       _
   Manager Product Software          1999              -           -            -            -       _

Monty R. Schmidt                     2001        169,231           -       10,671       90,000       _
President and Director               2000        184,615      70,000        6,563            -       _
                                     1999        125,000      25,000        3,713       20,000       _

Curtis J. Palmer                     2001        169,231           -        7,248       90,000       _
Chief Technology Officer             2000        184,615      70,000        4,466            -       _
                                     1999        125,000      25,000        4,742       20,000       _

Ted J. Lingard                       2001        152,308           -          500      157,000       _
Senior Vice President  - General     2000        155,133           -          811       25,000       _
   Manager Media Services            1999              -           -            -            -       _

(1) Consists of personal use of company vehicle included as portion of executive's taxable compensation.


Employment Agreements

     We entered into employment agreements with Rimas Buinevicius, Monty R. Schmidt, and Curtis Palmer and renewed them on substantially the same terms as the prior agreements in January 2001. The salaries of each of Messrs. Buinevicius, Schmidt and Palmer are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius, Schmidt, and Palmer are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee's status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, our financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius, Schmidt and Palmer has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

     A "Change in Control" is defined in the employment agreements to mean:
(i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale;

(iv) any person (as the term "person" is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act") had become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two-thirds of such directors then still in office who were directors at the beginning of any such period.

OPTIONS GRANTED IN FISCAL 2001

     The Company grants options to its executive officers under our employee stock option plans. As of September 30, 2001, options to purchase a total of 2,974,314 shares were outstanding under the plans, and options to purchase 1,032,501 shares remained available for grant thereunder. During Fiscal 2001, options to purchase 630,000 shares were granted to Named Executive Officers.

     The following tables show for the fiscal year ended September 30, 2001 certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers.


                                                             Individual Grants
                                                             -----------------
                                                                                              Potential Realizable
                                           % of Total                                           Value at Assumed
                            Number of        Options/                                          Annual Rates Price
                            securities        SARs                                              Appreciation for
                            Underlying      Granted to                                            Option Term
                             Options/       Employees    Exercise or                              -----------
                               SARs            in         Base Price
                            Granted (#)    Fiscal Year     ($/Sh)        Expiration Date      5%($)        10%($)
                            -----------    -----------     ------                   ----      -----        ------
Rimas P. Buinevicius         110,000          5.2%              1.09               12/10      76,000      192,000
Bradley W. Reinke            183,000          8.6%      1.09 to 2.63       11/10 to 4/11     153,000      387,000
Monty R. Schmidt              90,000          4.2%              1.09               12/10      62,000      157,000
Curtis J. Palmer              90,000          4.2%              1.09               12/10      62,000      157,000
Ted J. Lingard               157,000          7.4%      1.09 to 1.25       12/10 to 4/11     115,000      292,000

2001 FISCAL YEAR-END OPTION VALUES

                               Number of Unexercised             Value of Unexercised In-the-Money
                               Options/SARs at Fiscal                  Options/SARs at Fiscal
                                    Year-End(#)                            Year-End($)
                                    -----------                            -----------

                         Exercisable       Unexercisable       Exercisable        Unexercisable
                         -----------       -------------       -----------        -------------
Rimas P. Buinevicius          83,333              66,667             6,000                9,000
Bradley W. Reinke             52,667             160,333             5,000                7,000
Monty R. Schmidt              76,667              53,333             5,000                7,000
Curtis J. Palmer              76,667              53,333             5,000                7,000
Ted J. Lingard                52,333             144,667             5,000                7,000

No stock was acquired upon exercise of options in the last fiscal year.


                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE/1/

     The Executive Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside, non-management directors. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock option programs for executive employees.

Compensation Policies

     Sonic Foundry operates in the competitive and rapidly changing high technology and media business environment. The goals of our executive compensation program are to motivate executives to achieve our business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to our long-term success. During fiscal 2001, we use primarily salary, stock options and personal use of company vehicles to meet these goals. The Company's executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value.

     Our philosophy and guiding principles are to provide compensation levels that are comparable to those offered by other leading high technology companies. Our compensation policies align the interests of our officers with the long-term interests of our stockholders through stock compensation. For example, in fiscal 2001, compensation included options to purchase shares granted under our 1999 Non-Qualified Stock Option Plan that vest and become exercisable over a two-year period. Another principle is that a substantial portion of each executive's compensation be in the form of an incentive bonus. Receipt of this bonus, which has typically been payable annually in January, is contingent upon meeting both individual performance goals and company objectives. However, we retain the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results.

______________________________

/1/ The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on weak economic and industry factors, only one executive received a bonus in fiscal 2001.

Annual Compensation

     The salary portion of executive compensation is determined annually by reference to multiple surveys of high technology companies. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with us by content, organizational level and level of revenue. Given the officers' levels of responsibility and our past performance, we target a competitive salary for each executive officer. A substantial portion of the annual compensation of each executive officer has been in the form of an incentive bonus, which becomes a greater portion of an officer's potential total compensation as the executive's level of responsibility increases. In an effort to conserve cash and invest in the long-term success of the Company, all executive officers, including our Chief Executive Officer, agreed to reduce their base compensation as of January 2001 by between 10 and 20%. The officer group offered further base compensation reductions effective December 1, 2001 of a total of $466,000 or an average of 40% of the already reduced salary level. Rimas Buinevicius asked the compensation committee to reduce his base compensation from $250,000 to $200,000 as of January 1, 2001 and to $1,229 as of December 1, 2001. The compensation committee awarded larger option grants than what had historically been granted to certain of the officers in lieu of cash compensation (see Long-term Compensation below).

Long-term Compensation.

     The Committee has utilized stock options for all employees to motivate and retain them for the long-term. The Committee believes that these forms of compensation closely align the employee's interests with those of stockholders and provide a major incentive to them in building stockholder value.

     Options are typically granted annually and are subject to vesting provisions to encourage employees to remain employed with Sonic Foundry. The Committee considered annual grants in December 2000 and granted options to executives on October 5, 2001. Grants to certain executives in October 2001, including Mr. Buinevicius, reflected the long-term commitment to the Company they made by waiving significant portions of their salary. Such grants totaled options to purchase 1.4 million shares, of which Mr. Buinevicius received 750,000. Mr. Buinevicius also received 250,000 performance-based stock options. Total stock which may be acquired upon options granted to executives in October 2001, including options granted to Mr. Pendyala and Mr. Affinito upon joining the Company, totaled 2.3 million shares.

     Each executive officer receives stock options based upon that officer's relative position, responsibilities and performance by the individual over the previous fiscal year and the officer's anticipated performance, responsibilities and cash compensation. Additionally, we consider the net present value of the grant compared to typical grants at high technology companies of a similar size to Sonic Foundry. We also review the prior level of grants to the officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant and are subject to vesting over varying periods. The option-vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the knowledge and skills of valued staff.

Chief Executive Officer Compensation

     Despite a weak environment for retail software in fiscal 2001, revenues were flat compared to fiscal 2000 and losses before amortization of goodwill and restructuring charges were significantly reduced from $21 million to $16.3 million. In an effort to conserve cash, Mr. Buinevicius asked the compensation committee to reduce his base compensation from $250,000 to $200,000 as of January 1, 2001. No cash bonus was awarded to Mr. Buinevicius in fiscal 2001. Mr. Buinevicius was granted 110,000 common stock options in fiscal 2001 under the Company's 1999 Non-Qualified Stock Option Plan. Following the end of the 2001 fiscal year, Mr. Buinevicius offered to virtually eliminate his salary. Effective December 1, 2001, the Compensation Committee agreed to reduce Mr. Buinevicius' salary to $1,229, an amount just high enough to cover his health insurance deductions. The Committee also granted Mr. Buinivicius 750,000 Common Stock options issued under the 1999 non-qualified stock option plan as consideration for reducing his salary and 250,000 performance-based stock options.

EXECUTIVE COMPENSATION COMMITTEE

                               Frederick H. Kopko, Jr.
                               Arnold B. Pollard
                               David C. Kleinman

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Compensation Committee of the Company's Board of Directors for Fiscal 2001 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2001 or at any other time an officer or employee of Sonic Foundry, Inc.

     No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry, Inc. During Fiscal 2001, we retained the Chicago law firm of McBreen & Kopko to perform certain legal services. Frederick H. Kopko, Jr. is a partner in McBreen & Kopko.


                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts, irrespective of our general incorporation language in such filing. The graph below compares the cumulative total stockholder return on our Common Stock from April 22, 1998 through and including September 30, 2001 with the cumulative total return on The NASDAQ Stock Market (US only) and the JP Morgan Hambrecht & Quist Technology Index (assuming the investment of $100 in our Common Stock on April 22, 1998 or on March 31, 1998 for each of the indexes and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented. Our Common Stock is traded on the NASDAQ National Market.

     Our closing stock price on September 28, 2001, the last trading day of our 2001 fiscal year, was $1.23 per share.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         JP Morgan H&Q               NASDAQ
                  Sonic Foundry            Technology          Stock Market (U.S.)
                  -------------            ----------          -------------------
4/22/98              100.0                   100.0                   100.0
9/30/98               79.17                   42.99                   88.83
9/30/99              125.83                   82.80                  145.13
9/30/00              236.67                  134.81                  192.69
9/30/01               32.80                   44.73                   78.76

                              CERTAIN TRANSACTIONS

     Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the Directors' Stock Option Plan, Mr. Kopko has been granted options to purchase 80,000 shares of Common Stock at exercise prices ranging from $2.50 to $59.88. He also has options to purchase 40,000 shares of Common Stock at an exercise price of $1.09 pursuant to the 1999 Non - Qualified Stock Option Plan in his capacity as a director. We granted Mr. Kopko a warrant in August 1999 to purchase 30,000 shares of common stock at an exercise price of $4.00 per share, in exchange for a stand-by loan commitment of $2,000,000. In February, 2000 Mr. Kopko was also granted 50,000 warrants at an exercise price of $28.12 for services in his capacity as a director. During fiscal 2001, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

     In September 2000 the Company issued 2,745 options with an exercise price of $6.00 per share pursuant to the 1999 Non-qualified Stock Option Plan to Arnold Pollard, a director of Sonic Foundry, as compensation for strategic consulting services he provided. In October 2001 Mr. Pollard was granted options pursuant to the 1999 Non-qualified Stock Option Plan to purchase 50,000 shares for services in his capacity as a director with an exercise price equal to $1.01 per share. Both option grants to Mr. Pollard expire 10 years after grant.

     In June 1998 the Board of Directors approved the issuance of guarantees of certain obligations of certain officers of the Company. The guarantees were executed in June and July of 1998 to a bank in order to facilitate the issuance of loans to the officers. As of September 30, 2001 the loans were paid in full.

     For the years ended September 30, 2001 and 2000, the Company had loans outstanding to certain officers for $25,000 and $61,000 to exercise employee stock options. In addition, the Company loaned an officer $175,000, in connection with the sale of his former residence and his relocation to Madison, Wisconsin. This loan was repaid in June 2001.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on this review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                              STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders for the year 2003, the proposal must be received by us no later than December 6, 2002. Additionally, the Company will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in the Company's 2002 proxy statement if the Company has not received written notice of such proposal by February 5, 2002.

                                  OTHER MATTERS

         The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                                     GENERAL

         A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2001 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We have retained Continental Stock Transfer and Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,000 plus expenses. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

         The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2001, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 1617 Sherman Avenue, Madison, Wisconsin 53704.

         In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                                             By Order of the Board of Directors,

                                             Kenneth A. Minor
April 5, 2002                                Secretary

PROXY

(1) To elect one director to hold office        FOR__     WITHHOLD__
    for a term of five years.
(2) To ratify the appointment of Ernst &        FOR__     AGAINST__    ABSTAIN__
    Young LLP as independent auditors of
    the Company for the fiscal year ending
    September 30, 2002.

A vote for proposals 1 and 2 is recommended by the Board of Directors

                    Please be sure to sign and date this Proxy.

                    Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who would state his or her title.

                    ____________________________________________________________
                    Date

                    ____________________________________________________________
                    Stockholder sign here     Co-owner sign here

                    PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                               SONIC FOUNDRY, INC.

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders - May 9, 2002

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s)
R. Buinevicius and K. Minor, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Sonic Foundry, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

This proxy when properly executed will be voted in the manner directed by the undersigned Stockholder(s). If no other indications are made, the proxies shall vote "For" proposals 1 and 2.